Exhibit 10.33

Settlement Agreement (the “Settlement Agreement”) made this 7th day of November 2008 by and between First Capital Business Development, LLC, a Colorado limited liability company, located at 16293 East Dorado Place, Centennial, CO 80015 (“FCBD”) and IPtimize, Inc., a Delaware corporation located at 1720 South Bellaire Street, Suite 120, Denver 80222 (the “Company”). FCBD and the Company are hereinafter individually referred to as a “Party” and collectively as the “Parties”.

W I T N E S S E T H:

WHEREAS, the Parties are the parties to a Business Advisory Agreement dated March 9, 2007, as amended on September 5, 2007 and February 22, 2008 (collectively the “Advisory Agreement”); and

WHEREAS, the Parties are the parties to a Termination Settlement Agreement dated April 24, 2008 which purported to settle the rights and obligations of the Parties under the Advisory Agreement (the “Termination Agreement”); and

WHEREAS, a number of disputes have arisen concerning the Company’s compliance with the Termination Agreement and the rights of FCBD thereunder; and

WHEREAS, the Parties desire to settle their respective differences on the terms and subject to the conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the covenants and agreements herein set forth and for other good and valuable consideration, the receipt, adequacy, and sufficiency of which are hereby acknowledged and accepted, the Parties hereby incorporate the foregoing recitals into this Settlement Agreement by reference and agree as follows:

1. Rescission of the General Release Provision of the Termination Agreement. The Parties hereby agree, acknowledge and accept that Section 4 of the Termination Agreement entitled “General Release” is hereby rescinded and shall be of no further force and effect.

2. Settlement. The Parties hereby agree, acknowledge and accept that their respective claims under the Termination Agreement are settled on the following terms and conditions:

A. The Termination Agreement Warrants. The Company acknowledges and agrees that it has failed to deliver the five year warrants to purchase an aggregate of 262,058 shares of the Company’s Common Stock, $.001 par value per share, at an exercise price of $.50 per share and includable in the first Registration Statement filed by the Company under the Securities Act of 1933, as amended required by the Termination Agreement (the “Termination Agreement Warrants”). Accordingly, as a condition precedent to the effectiveness of Section 4 of this Settlement Agreement, and within ten (10) business days from the date of this Settlement Agreement, the Company shall deliver the Termination Agreement Warrants duly executed by an authorized signatory of the Company;

B. The Waiver of the Acquisition Success Fees. FCBD hereby acknowledges, agrees and accepts that the commencement of the Company’s negotiations with American Fiber Systems, Inc., a Boise, Idaho provider of broadband access, hosted VoIP telephone services “(AFS”), postdated the Termination Agreement. Accordingly, FCBD hereby irrevocably waives any and all right that it may have had with respect to an Acquisition Success Fee (as that term is defined in the Termination Agreement) arising out of the Company’s August 16, 2008 transaction with AFS;

C. The Advisory Agreement Warrant. The Parties hereby acknowledge, agree and accept that with respect to the five year warrant to purchase an aggregate of 1,388,333 shares of the Company’s Common Stock included in the Advisory Agreement (the “Original Warrant”), the following provisions shall supersede and all prior agreements with respect thereto:

1.) Exercise Price: The exercise price of the Original Warrant is hereby reinstated and restored to $.225 per share, the price carried on the Company’s books and records since the Company’s September 2007 one for three reverse split;

2.) 2008 Exercise: Only in the event FCBD exercises the Original Warrant in full on or before December 31, 2008 and tenders the full $312,375 exercise price to the Company by that date, the Company hereby covenants and agrees to cause the original issuance and delivery to FCBD of a five year warrant (the “New Warrant”) entitling FCBD to purchase an aggregate of 900,000 newly issued shares of the Company’s Common Stock (the “New Warrant Shares”) at an exercise price of $.45 per New warrant Share. The Company shall deliver a duly executed New Warrant to FCBD within ten(10) business days from the date FCBD’s $312,375 payment clears collection;

3.) Failure to Exercise. In the event FCBD fails to exercises the Original Warrant in full on or before December 31, 2008, fails to tenders the full $312,375 exercise price to the Company by that date or FCBD’s payment fails to clear collection, the New Warrant shall automatically become null and void and no further force or effect; and FCBD shall return the same to the Company; and

4.) Validity of the Original Warrant. In the event FCBD fails in any of its obligations under Section 2C 3.) above, the Original Warrant to purchase 1,388,333 shares of the Company’s Common Stock at $.225 per share shall remain in full force and effect throughout the remainder of its five year term.

3. Representations and Warranties. The Parties represent and warrant to each other as follows:

A. Legal Action, No Violation. All legal action necessary to authorize, execute and implement this Settlement Agreement and transactions contemplated hereby have been taken by the Parties. When executed and delivered, this Settlement Agreement will be a binding obligation of the Parties enforceable in accordance with its terms; and

B. Legal Existence. FCBD is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Colorado with power and authority to conduct its business as presently contemplated and the Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware with power and authority to conduct its business as presently contemplated;

C. Incorporation by Reference. The representations and warranties in the Termination Agreement concerning the Settlement Shares are hereby incorporated herein by reference with respect to the New Warrant Shares.

4. General Release. By virtue of the execution of this Settlement Agreement, each of the Parties hereby releases and discharges the other Party, its officers, directors, shareholders, employees, agents, attorneys, accountants, advisors, consultants, subsidiaries, affiliates, and other representatives, from any and all liability, actions, claims of any kind or nature, expressed, implied, known or unknown, pursuant to or which have arisen, or may arise from the relationship of the Parties under and pursuant to the Agreement and the negotiations and conversations that preceded the Agreement.

5. Entire Agreement. Each of the Parties hereby covenants that this Settlement Agreement is intended to and does contain and embody herein all of the understandings and agreements, both written or oral, of the Parties with respect to the subject matter of this Settlement Agreement, and that there exists no oral agreement or understanding, express or implied liability, whereby the absolute, final and unconditional character and nature of this Agreement shall be in any way invalidated, empowered or affected. There are no representations, warranties or covenants other than those set forth herein.

6. Miscellaneous. (a) This Settlement Agreement may be executed in counterparts each of which so executed shall be deemed an original and constitute one and the same agreement. (b) Each Party shall at all times keep the other informed of its principal place of business if different from that stated herein, and shall promptly notify the other of any change, giving the address of the new principal place of business. (c) All notices that are required to be or may be sent pursuant to this provision of this Settlement Agreement shall be sent by certified mail, return receipt requested, or by priority overnight package delivery service, to each of the Parties at the address appearing herein, and shall be effective from the date of mailing or the date after the date of the airbill.

(d) A modification or waiver of any of the provisions of this Settlement Agreement shall be effective only if made in writing and executed with the same formality as this Settlement Agreement. (e) The failure of any Party to insist upon strict performance of any of the provisions of this Settlement Agreement shall not be construed as a waiver of any subsequent default of the same or similar nature or of any other nature or kind. (f) This Settlement Agreement is binding upon and shall inure to the benefit of and shall be enforceable against the Parties hereto and their respective successors and assigns. (g) This Settlement Agreement, which has been made and executed in the State of Colorado, shall be governed by and interpreted under and construed in all respects in accordance with the laws of the State of Colorado irrespective of the place of domicile or residence of any Party.

IN WITNESS WHEREOF, each of the Parties has executed this Settlement Agreement as of the 6th day of October 2008 by the undersigned thereunto duly authorized.

IPTIMIZE, INC.

By:
Ron Pitcock, Chief Executive Officer

FIRST CAPITAL BUSINESS DEVELOPMENT, LLC

By:
Gary J. Graham, Manager

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